EXHIBIT 10.20

                                    ADDENDUM

ADDENDUM to the February, 2005 Consulting Agreement, ("Agreement"), and its subsequent Addendums between JB Toys, LLC and Raven Animation, Inc., two wholly owned subsidiaries of Raven Moon Entertainment, Inc. and Management Solutions International, Inc., ("MSI").

The Parties hereto agree to amend the Agreement as follows:

     1. The amount of compensation due MSI in SB2 stock for services as indicated in Paragraph 3.2 of the Agreement shall be amended from Thirty Five Thousand Dollars ($35,000), to "Sixteen Thousand Dollars ($16,000)";

     2. The amount of Options MSI shall have the right to purchase per month as indicated in Paragraph 3.3 of the Agreement shall be amended from Thirty Five Thousand Dollars ($35,000) to "Fifty Four Thousand Dollars ($54,000)";

     3.   The following sub Paragraph shall be added under "Scope of Services:"

               1a). MSI's scope of services may be reduced at the discretion of
                    Raven Moon on a monthly basis in consideration of MSI exercising its Options as outlined in Paragraph 3.3 of the Agreement as amended herein.

     4. These amendments shall be effective immediately upon the date of the execution of this Addendum.


     This Addendum to the Agreement and its subsequent Addendums, the Agreement and previous Addendums to the Agreement constitutes the complete understanding between the Parties.



     --------------------
     Date

     For JB Toys and                        Management Solutions,
     Raven Animation, Inc.                  International, Inc.


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     Joey DiFrancesco, CEO                  John Neff, President